Exhibit 99.1

Towers Watson Reports Strong Second Quarter Earnings

  Revenue increased 8% over prior year (8% constant currency)
  Diluted EPS of $1.15, an increase of 25% over prior year
  Adjusted Diluted EPS of $1.48, an increase of 10% over prior year

NEW YORK--(BUSINESS WIRE)--February 7, 2013--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the second quarter of fiscal year 2013, which ended December 31, 2012.

Total revenues were $946 million for the quarter, an increase of 8% (8% constant currency) from $880 million for the second quarter of fiscal 2012. On an organic basis, which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 6% from the prior-year second quarter. The ERP deployment related receivables and reserve issues normalized this quarter for all Segments and accounted for about one percentage point of total company revenue growth.

Adjusted EBITDA for the second quarter of fiscal 2013 was $178 million, or 18.9% of revenues, versus $172 million, or 19.5% of revenues, for the prior-year second quarter. Adjusted EBITDA excludes transaction and integration expenses and non-cash stock-based compensation arising from merger and acquisition activity.

Net income attributable to controlling interests for the second quarter of fiscal 2013 was $82 million, an increase from $67 million for the prior-year second quarter. For the quarter, diluted earnings per share were $1.15 and adjusted diluted earnings per share were $1.48. Adjusted diluted earnings per share exclude transaction and integration costs, non-cash stock-based compensation arising from merger and acquisition activity, amortization of merger and acquisition accounting intangible assets and non-recurring other income. The tax rate for the quarter was 31%.

“I’m very pleased with the second quarter results. We normalized the receivable and reserve issues, completed a very successful enrollment season in Exchange Solutions and saw strong growth in many of our lines of business. I’m particularly excited about the growth we saw in the Benefits segment,” said John Haley, chief executive officer. “Not only are we well positioned to achieve our long-term growth objectives in our consulting and services businesses, but I’m also very excited about the future of Exchange Solutions. It’s been an exciting week for Exchange Solutions. We launched OneExchange, the industry’s first health benefits solution that leverages both private and public health insurance exchanges to help employers transform how they deliver health coverage for their active workers and retirees. We also announced a strategic alliance with Fidelity to provide retiring participants who are coming off company sponsored health plan coverage access to resources and support to get quality coverage. We are thrilled to be working with Fidelity, one of the world’s largest providers of financial services.”

Second Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $519 million, an increase of 9% (10% increase constant currency) from $476 million in the prior-year second quarter. Retirement, Technology and Administration Solutions and International all had double digit constant currency revenue growth this quarter. In the Americas region, Retirement had constant currency revenue growth in the teens, driven by “Bulk Lump Sum” projects, the work on payouts that relate to client pension de-risking efforts. Health and Group Benefits had high-single digit constant currency revenue growth this quarter. The Benefits segment had a Net Operating Income (“NOI”) margin of 36% in the second quarter of fiscal 2013.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $208 million, an increase of 1% (1% increase constant currency) from $205 million in the prior-year second quarter. Investment Consulting had low-double digit constant currency revenue growth in all regions. Risk Consulting and Software and Brokerage both had single digit percentage constant currency revenue declines. The Risk and Financial Services segment had an NOI margin of 22% in the second quarter of fiscal 2013.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $176 million, an increase of 4% (5% increase constant currency) from $169 million in the prior-year second quarter. Executive Compensation led the segment with constant currency revenue growth in the mid-teens, driven by regulation and governance activity in EMEA. Rewards, Talent and Communication constant currency revenues increased by mid-single digits. Data, Surveys and Technology constant currency revenues declined by low-single digits. The Talent and Rewards segment had an NOI margin of 34% in the second quarter of fiscal 2013. The first half of the year typically has stronger margins due to the seasonality of the business.

Exchange Solutions

Exchange Solutions’ economic model drives very different seasonality of financial results than our general consulting and brokerage business and impacts year over year comparisons. The Exchange Solutions business incurs significant costs in the first half of the fiscal year to enroll new members, while commission revenues are recognized over the annual policy period. Most policies have an effective date of January 1. Exchange Solutions decreased the company’s diluted earnings per share by $0.18 and adjusted diluted earnings per share by $0.12, including the interest charges associated with financing the Extend Health acquisition.

For the quarter, the Exchange Solutions segment had revenues of $16 million, net of deferral revenue required by purchase accounting rules. For the quarter, on a proforma basis, excluding the impact of the $5 million deferred revenue write-off from the acquired balance sheet required by purchase accounting rules, revenues grew by 33%. The Exchange Solutions segment had a net operating loss of $10 million and an NOI margin of (64%) for the quarter. The second half of the fiscal year is seasonally stronger due to the timing of enrollments.

Outlook for Fiscal 2013

For fiscal 2013, the company expects to report revenues in the range of $3.60 billion to $3.65 billion, reflecting constant currency revenue growth in the range of 6% to 7%, and adjusted diluted earnings per share in the range of $5.28 to $5.38. This guidance assumes an average exchange rate of 1.60 U.S. dollars to the British Pound and 1.30 U.S. dollars to the Euro for fiscal 2013.

For the third quarter of fiscal 2013, the company expects to report revenues in the range of $940 million to $960 million, reflecting constant currency revenue growth in the range of 4% to 6%, and adjusted diluted earnings per share in the range of $1.46 to $1.51.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the second quarter of fiscal 2013. It will be held on Thursday, February 7, 2013, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for two weeks after the call by dialing 617-801-6888 and using confirmation number 30322967.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of benefits, talent management, rewards, and risk and capital management. Towers Watson has 14,000 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the company’s core operating results, we present (1) Adjusted EBITDA, (2) Adjusted Net Income Attributable to Controlling Interests, and (3) Adjusted Diluted Earnings Per Share (which are all non-U.S. GAAP measures), to eliminate the effect of acquisition-related expenses from the financial results of our operations. The company’s management uses these measures to evaluate the performance of the business and for financial planning. The company defines Adjusted EBITDA as net income before non-controlling interests adjusted for provision for income taxes, interest, depreciation and amortization, transaction and integration expenses, merger related stock-based compensation and other non-operating income. We use Adjusted Net Income Attributable to Controlling Interests (the numerator) for the purpose of calculating Adjusted Diluted Earnings Per Share. The company believes that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are relevant and useful measures widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

Since the merger in January 2010, we have incurred significant acquisition-related expenses related to the transaction and integration activities necessary to combine Watson Wyatt and Towers Perrin. These acquisition-related expenses include transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets, and stock-based compensation costs from the issuance of merger-related restricted shares. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses. We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA to evaluate and measure performance under our performance-based compensation plans.

Reconciliations of net income before non-controlling interests to Adjusted EBITDA and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share are included in the accompanying tables to today’s press release.

Each of these non-U.S. GAAP measures is not defined in the same manner by all companies, and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully make and integrate profitable acquisitions; the risk that the acquisition of Extend Health is not profitable or is not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2014; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our newly-acquired Extend Health business fails to maintain good relationships with insurance carriers, becomes dependent upon a limited number of insurance carriers or fails to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees; and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(Thousands of U.S. Dollars)
(Unaudited)

Segment Revenue

	Revenue for the Three
	Months Ended Dec. 31		% Change	Currency	Acquisitions/	% Change
	2012	2011	GAAP	Impact	Divestitures	Organic

Benefits	$519,418	$475,519	9%	-1%	0%	10%
Risk & Financial Services	207,629	205,011	1%	0%	0%	1%
Talent & Rewards	176,185	169,192	4%	-1%	0%	5%
Exchange Solutions	15,720	-	N/A	N/A	N/A	N/A
Reportable Segments	$918,952	$849,722

	Revenue for the Six
	Months Ended Dec. 31		% Change	Currency	Acquisitions/	% Change
	2012	2011	GAAP	Impact	Divestitures	Organic

Benefits	$976,546	$930,025	5%	-1%	0%	6%
Risk & Financial Services	400,036	399,149	0%	-1%	0%	1%
Talent & Rewards	316,420	308,983	2%	-2%	0%	4%
Exchange Solutions	29,638	-	N/A	N/A	N/A	N/A
Reportable Segments	$1,722,640	$1,638,157

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

		Three Months Ended Dec. 31			Six Months Ended Dec. 31
		2012	2011		2012	2011

Reportable Segments		$918,952	$849,722		$1,722,640	$1,638,157
Reimbursable Expenses and Other		27,293	29,988		57,854	51,904
Consolidated Revenues		$946,245	$879,710		$1,780,494	$1,690,061

Segment Net Operating Income

		Three Months Ended Dec. 31			Six Months Ended Dec. 31
		2012	2011		2012	2011

Benefits		$185,817	$162,264		$321,671	$306,544
Risk & Financial Services		45,551	53,956		82,128	103,468
Talent & Rewards		60,078	55,760		85,869	80,974
Exchange Solutions		(10,128)	-		(15,893)	-
Reportable Segments		$281,318	$271,980		$473,775	$490,986

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

		Three Months Ended Dec. 31			Six Months Ended Dec. 31
		2012	2011		2012	2011

Reportable Segments		$281,318	$271,980		$473,775	$490,986
Differences in Allocation Methods		(4,663)	(5,378)		12,416	9,245
Amortization of Intangible Assets		(20,239)	(17,352)		(39,842)	(30,665)
Transaction and Integration Expenses		(9,152)	(22,903)		(18,425)	(43,810)
Stock-Based Compensation		(10,672)	(18,118)		(18,764)	(31,843)
Discretionary Compensation		(102,364)	(93,985)		(178,746)	(184,718)
Payroll Tax on Discretionary Compensation		(5,595)	(5,365)		(10,095)	(10,846)
Other, net		(11,072)	(9,745)		(12,931)	(4,206)
Income from Operations		$117,561	$99,134		$207,388	$194,143

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months		Six Months
	Ended Dec. 31, 2012		Ended Dec. 31, 2012

Diluted EPS per GAAP	$1.15		$1.96

Amortization of intangible assets	0.18		0.36
Transaction and integration expenses including severance	0.09		0.17
Stock-based compensation	0.06		0.12

Adjusted Diluted EPS	$1.48		$2.61

	Three Months Ended
	Dec. 31, 2012		Dec. 31, 2011

Net Income Before Non-Controlling Interests	$80,607		$65,411
Provision for Income Taxes	36,856		36,922
Interest, net	2,794		2,979
Depreciation and Amortization	45,665		38,648
Transaction and Integration Costs	9,152		22,903
Stock-Based Compensation	6,016		11,018
Other Non-Operating Income (a)	(2,696)		(6,178)

Adjusted EBITDA and EBITDA Margin	$178,394	18.9%	$171,703	19.5%

	Six Months Ended
	Dec. 31, 2012		Dec. 31, 2011

Net Income Before Non-Controlling Interests	$138,393		$125,697
Provision for Income Taxes	68,932		72,423
Interest, net	5,055		4,337
Depreciation and Amortization	89,272		73,155
Transaction and Integration Costs	18,425		43,810
Stock-Based Compensation	12,856		22,152
Other Non-Operating Income (a)	(4,992)		(8,314)

Adjusted EBITDA and EBITDA Margin	$327,941	18.4%	$333,260	19.7%

(a) Other non-operating income includes income from affiliates and other non-operating income

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2012	2011	2012	2011

Revenue	$946,245	$879,710	$1,780,494	$1,690,061

Costs of providing services:
Salaries and employee benefits	579,569	535,303	1,093,438	1,032,776
Professional and subcontracted services	71,621	78,749	127,696	143,021
Occupancy	35,684	32,689	74,585	68,060
General and administrative expenses	86,993	72,284	169,690	135,096
Depreciation and amortization	45,665	38,648	89,272	73,155
Transaction and integration expenses	9,152	22,903	18,425	43,810
	828,684	780,576	1,573,106	1,495,918

Income from operations	117,561	99,134	207,388	194,143

(Loss)/income from affiliates	-	(124)	(56)	168
Interest income	811	842	1,505	2,158
Interest expense	(3,605)	(3,821)	(6,560)	(6,495)
Other non-operating income	2,696	6,302	5,048	8,146

Income before income taxes	117,463	102,333	207,325	198,120

Provision for income taxes	36,856	36,922	68,932	72,423

Net income before non-controlling interests	80,607	65,411	138,393	125,697

Less: Net loss attributable to non-controlling interests	(1,683)	(1,528)	(2,624)	(946)

Net income attributable to controlling interests	$82,290	$66,939	$141,017	$126,643

Earnings per share:
Net income attributable to controlling interests - basic	$1.15	$0.92	$1.98	$1.74
Net income attributable to controlling interests - diluted	$1.15	$0.92	$1.96	$1.73

Weighted average shares of common stock,
basic (000)	71,257	72,417	71,376	72,753
Weighted average shares of common stock,
diluted (000)	71,847	72,769	71,920	73,011

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(Thousands of U.S. Dollars, Except Share Data)
(Unaudited)
	December 31,	June 30,
	2012	2012

Assets
Cash and cash equivalents	$420,786	$478,179
Restricted cash	120,726	171,406
Short-term investments	34,912	40,436
Receivables from clients:

Billed, net of allowances of $19,491 and $20,871	570,165	564,111
Unbilled, at estimated net realizable value	337,379	320,240
	907,544	884,351

Other current assets	189,211	185,025
Total current assets	1,673,179	1,759,397

Fixed assets, net	353,874	315,000
Deferred income taxes	154,862	157,491
Goodwill	2,294,205	2,252,555
Intangible assets, net	735,940	768,848
Other assets	125,140	103,687

Total Assets	$5,337,200	$5,356,978

Liabilities
Accounts payable, accrued liabilities and deferred income	$356,247	$333,443
Employee-related liabilities	422,967	558,222
Fiduciary liabilities	120,726	171,406
Term loan - current	12,500	-
Other current liabilities	50,505	39,911
Total current liabilities	962,945	1,102,982

Revolving credit facility	275,000	208,000
Term loan	237,500	250,000
Accrued retirement benefits and other employee-related liabilities	828,995	880,877
Professional liability claims reserve	260,085	266,619
Other noncurrent liabilities	205,339	191,183

Total Liabilities	2,769,864	2,899,661

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $0.01 par value: 300,000,000 shares authorized;
63,490,364 and 63,521,654 issued and 60,001,661 and 60,666,474 outstanding	635	635
Class B Common Stock - $0.01 par value: 93,500,000 shares authorized;
11,035,878 and 11,035,878 issued and 11,035,878 and 11,035,878 outstanding	110	110
Additional paid-in capital	1,851,968	1,833,799
Treasury stock, at cost - 3,488,703 and 2,855,180 shares	(203,716)	(168,901)
Retained earnings	1,216,051	1,117,622
Accumulated other comprehensive loss	(320,753)	(350,745)
Total Stockholders' Equity	2,544,295	2,432,520
Non-controlling interest	23,041	24,797
Total Equity	2,567,336	2,457,317

Total Liabilities and Total Equity	$5,337,200	$5,356,978

TOWERS WATSON & CO.
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. Dollars)
(Unaudited)
	Six Months ended December 31,
	2012	2011

Cash flows from/(used in) operating activities:
Net income before non-controlling interests	$138,393	$125,697
Adjustments to reconcile net income to net cash from/(used in) operating activities:
Provision for doubtful receivables from clients	7,824	7,461
Depreciation	49,380	42,491
Amortization of intangible assets	39,892	30,665
Provision for deferred income taxes	27,936	29,880
Equity from affiliates	-	212
Stock-based compensation	23,260	36,401
Other, net	(2,651)	(916)
Changes in operating assets and liabilities (net of business acquisitions)
Receivables from clients	(19,819)	(81,445)
Restricted cash	53,063	18,900
Other current assets	(18,865)	(4,900)
Other noncurrent assets	589	(29,654)
Accounts payable, accrued liabilities and deferred income	22,717	(6,488)
Employee-related liabilities	(144,650)	(148,842)
Fiduciary liabilities	(53,063)	(13,257)
Accrued retirement benefits and other employee-related liabilities	(111,077)	(30,580)
Professional liability claims reserves	(8,996)	(38,842)
Other current liabilities	1,559	1,572
Other noncurrent liabilities	9,099	(1,237)
Income tax related accounts	6,780	9,423
Cash flows from/(used in) operating activities	$21,371	$(53,459)

Cash flows used in investing activities:
Cash paid for business acquisitions	(185)	(3,012)
Cash acquired from business acquisitions	-	2,101
Fixed assets and software for internal use	(54,493)	(65,464)
Capitalized software costs	(29,007)	(9,145)
Purchases of available-for-sale securities	(18,083)	-
Redemptions of available-for-sale securities	27,670	45,919
Proceeds from divestitures	3,682	-
Cash flows used in investing activities	$(70,416)	$(29,601)

Cash flows used in financing activities:
Borrowings under credit facility	376,600	75,000
Repayments under credit facility	(309,600)	(10,000)
Dividends paid	(48,715)	(11,921)
Repurchases of common stock	(36,531)	(90,966)
Payroll tax payments on vested shares	(1,750)	(6,046)
Issuances of common stock and excess tax benefit	-	1,856
Cash flows used in financing activities	$(19,996)	$(42,077)

Effect of exchange rates on cash	$11,648	$(17,699)

Decrease in cash and cash equivalents	(57,393)	(142,836)

Cash and cash equivalents at beginning of period	478,179	528,923

Cash and cash equivalents at end of period	$420,786	$386,087

CONTACT:
Towers Watson
Investor Contact
Aida Sukys, 703-258-8033
Aida.Sukys@towerswatson.com